Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corumel Minerals Corp. (the “Company”) on Form 10-QSB for the period ended September 30th, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris Roth, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002 that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 9th, 2005          /s/ Chris Roth
Chris Roth
Chief Executive Officer

EX 32 - 1

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corumel Minerals Corp. (the “Company”) on Form 10-QSB for the period ended September 30th, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Edwin Meier, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002 that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 9th, 2005     /s/ Dr. Edwin Meier
Dr. Edwin Meier
Chief Financial Officer

EX 32 - 2